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                                                                   EXHIBIT 10.24

                        AMENDMENT NO. 1 TO CDL AGREEMENT

         This Amendment No. 1 to CDL Agreement is made and entered into as of December 15, 2000, by and between Cancer Diagnostic Laboratories, Inc., a California corporation ("CDL"), and CancerVax Corporation, a Delaware corporation ("CancerVax").

                                    RECITALS

         A. CDL and CancerVax are parties to an Agreement dated July 31, 2000, relating to a quitclaim of certain cell lines and license of certain technology to CancerVax (the "CDL Agreement").

         B. Dr. Donald L. Morton ("Morton") and CancerVax are entering into, as of the date hereof, a Contribution of Technology and Exchange Agreement (the "Contribution Agreement"). Pursuant to Section 4 of the Contribution Agreement, it is recognized and agreed that Morton is in the process of filing divisionals of certain foreign patent applications in the name of CDL and that, pursuant to Section 7 of the Contribution Agreement, such diagnostic divisionals will be added to CancerVax's license rights under the CDL Agreement that relate to the treatment or prevention of cancer in humans through the use of products or methodologies that employ an antigen-containing vaccine.

         C. The parties desire to amend the CDL Agreement to add the divisionals of certain foreign patent applications, upon the terms and conditions set forth herein.

         NOW THEREFORE, the parties hereby agree as follows:

         1. Section 1.1 of the CDL Agreement shall be amended to read in its entirety as follows:

                  "1.1     "CDL's Patent Rights" shall mean patent rights
                  claimed in or covered under (a) U.S. patent application SN 431,533, filed November 3, 1989, including any divisionals, continuations, continuations-in-part, foreign counterparts, any United States or foreign patents issuing therefrom, as well as any extensions, reexaminations or reissues thereof and
                  (b) the divisionals being created from Japanese Published Patent Application No. 90/500470 and Canadian Patent Application No. 2,072,620, including any divisionals, continuations, continuations in part or

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                  patents issuing therefrom, as well as any extensions,
                  reexaminations or reissues thereof."

         2. All other terms and conditions of the CDL Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date and year first above written.

                                           Cancer Diagnostics Labs, Inc.

                                           By: /s/ Donald L. Morton
                                               --------------------------------
                                           Its: President

                                           CancerVax Corporation

                                           By: /s/ David F. Hale
                                               --------------------------------
                                           Its: Chief Executive Officer

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